Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO

SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE

In connection with the Quarterly Report of MAIA Biotechnology, Inc. (the “Company”)on Form 10-Q or the period ended September 30, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jeffrey C. Himmelreich, Head of Finance of the Company, certify, pursuant to Section 1350 of Title 18 of the United States Code as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 7, 2025	By:	/s/ Jeffrey C. Himmelreich
Jeffrey C. Himmelreich
Head of Finance
(Principal Financial and Accounting Officer)